 As filed with the Securities and Exchange Commission on September 9, 1999

                                                 Registration No. 333-82775
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                            METRO-GOLDWYN-MAYER INC.
             (Exact name of Registrant as specified in its charter)
                                --------------

                      DELAWARE                                             95-4605850
          (State or other jurisdiction of                               (I.R.S. Employer
           incorporation or organization)                              Identification No.)

                              2500 Broadway Street
                         Santa Monica, California 90404
                                 (310) 449-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's Principal Executive Offices)
                                --------------
                               ROBERT BRADA, ESQ.
                  Executive Vice President and General Counsel
                            METRO-GOLDWYN-MAYER INC.
                              2500 Broadway Street
                         Santa Monica, California 90404
                                 (310) 449-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                              GARY N. JACOBS, ESQ.
         Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP
                            2121 Avenue of the Stars
                             Los Angeles, CA 90067
                                 (310) 553-3000
                                --------------
   Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.
   If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                 Proposed Maximum   Amount of
            Title of Each Class of              Aggregate Offering Registration
          Securities to be Registered               Price (1)          Fee
-------------------------------------------------------------------------------
Subscription rights(2)........................
-------------------------------------------------------------------------------
Common stock, par value $.01 per share(3).....               (4)
-------------------------------------------------------------------------------
Total.........................................   $862,500,000(5)   $239,775(1)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) based on an estimate of the maximum offering price, of which $208,500 has previously been paid.
(2) Evidencing the rights to subscribe for shares of the common stock described below.
(3) Subject to note (5) below, such indeterminate number of shares of common stock as may, from time to time, be issued at indeterminate prices, including common stock issuable upon exercise of subscription rights.
(4) Not applicable pursuant to General Instruction II.D. of Form S-3.

(5) In no event will the aggregate initial offering price of all securities issued pursuant to this Registration Statement, and not previously registered under the Securities Act, exceed $862,500,000. The aggregate amount of common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or together.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                    [LOGO OF METRO GOLDWYN MAYER TRADEMARK]

                           METRO-GOLDWYN-MAYER INC.

                                 Common Stock
                              Subscription Rights

   We may use this prospectus to offer and sell, separately or together, common stock and subscription rights.

   These securities will have an aggregate initial public offering price not to exceed $862,500,000 and will be offered and sold at prices and on terms to be determined at the time of sale. The specific terms of the securities for which this prospectus is being delivered will be set forth in an accompanying supplement to this prospectus. These terms may include, where applicable, the initial public offering price, the net proceeds to the company and whether the subscription rights, if any, will be listed on any securities exchange.

   Our common stock trades on the NYSE under the symbol "MGM." On September 7, 1999, the closing price of the common stock was $20 per share. Any subscription rights which are issued will be transferable, and we anticipate that the rights would be authorized for trading on the NYSE under the symbol "MGM rt."

   As will be described in more detail in any prospectus supplement, the securities may be offered through an underwriter or underwriting syndicates represented by one or more managing underwriters or through dealers. The securities may also be sold directly or through agents to investors. See "Plan of Distribution."

   This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

                               ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

            The date of this prospectus is September 9, 1999.

                               Table Of Contents

                                                                            Page
                                                                            ----
About this Prospectus......................................................   2
Forward-Looking Statements.................................................   2
Use of Proceeds............................................................   3
Price Range of Common Stock................................................   4
Dividend Policy............................................................   4
The Company................................................................   4

                                                                            Page
                                                                            ----
Plan of Distribution.......................................................   5
Description of Securities..................................................   6
Legal Matters..............................................................   7
Experts....................................................................   7
Where You Can Find More Information........................................   7


                             ABOUT THIS PROSPECTUS

   This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may from time to time over approximately the next two years, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $862,500,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" on page 7 below.

   You should rely only on the information or representations incorporated by reference or provided in this prospectus and in the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You may obtain copies of the Registration Statement, or any document which we have filed as an exhibit to the Registration Statement or to any other SEC filing, either from the SEC or from the Secretary of the company as described below. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the accompanying prospectus supplement is accurate as of any date other than the dates printed on the front of each such document.

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains or incorporates by reference forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements typically can be identified by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "intend," "forecast" and the like. These statements appear in a number of places in this prospectus and the information incorporated by reference and include statements regarding our current intentions, plans, strategies, beliefs and expectations.

   Forward-looking statements do not guarantee future performance and involve risks and uncertainties that could cause actual results to differ materially from those anticipated. The information contained in this prospectus, or incorporated by reference, identifies important factors that could cause such differences.

                                USE OF PROCEEDS

   Unless otherwise specified in a prospectus supplement, we plan to use substantially all of the net proceeds from the sale of the offered securities to repay any outstanding amounts under our bridge loan and then to reduce amounts that we owe under the revolving portion of our $1.3 billion primary credit facility. We will use any remaining proceeds for general corporate purposes. Our business plan calls for substantial continued borrowing under this facility, subject to our compliance with its terms. For example, on September 1, 1999, we drew upon funds from the facility to make the second payment to Warner Home Video of $112.5 million, plus interest, in connection with the termination of our home video distribution arrangement. As of September 9, 1999, there was approximately $250 million outstanding under our bridge loan (which is required to be repaid out of the proceeds of any equity offering), and we owed approximately $359 million under the revolving portion of our primary credit facility, which bear interest at the rate of 7.08% and 7.75% per annum, respectively, and are due (1) in the case of the bridge loan, upon the earlier of the receipt of any net cash proceeds from the sale of the offered securities or July 2006 and (2) in the case of the revolving portion of our credit facility, in October 2003, subject to extension under certain conditions. During the past 12 months, borrowings under the bridge loan and the credit facility were used to (a) fund the PolyGram acquisition, (b) make our payments to Warner Home Video and (c) provide working capital for general corporate purposes.

                          PRICE RANGE OF COMMON STOCK

   The common stock is listed on the NYSE and trades under the symbol "MGM." The following table sets forth for the quarters indicated the high and low composite per share closing sales prices as reported by the NYSE.

                                                               High      Low
                                                             -------- ---------
     1998
     First Quarter.......................................... $24 3/16 $  17 3/4
     Second Quarter.........................................   26 1/2  21 15/16
     Third Quarter..........................................   22 1/8    13 7/8
     Fourth Quarter.........................................   13 3/4         8

     1999
     First Quarter.......................................... $13 9/16 $  10 3/8
     Second Quarter.........................................   18 5/8  12 11/16
     Third Quarter (through September 7)....................       22    16 1/2

   The last reported sales price of the common stock on the NYSE on September 7, 1999 was $20 per share. As of June 30, 1999, there were more than 2,000 beneficial holders.

                                DIVIDEND POLICY

   We have not paid any dividends since 1996. For the foreseeable future, we intend to retain any earnings to fund the operation of our business and to service and repay our debt rather than pay cash dividends to our stockholders. Furthermore, as a holding company with no independent operations, our ability to pay dividends will depend upon the receipt of dividends or other payments from our subsidiaries. Finally, our primary credit facility contains financial covenants that could restrict our ability to pay dividends. Subject to the foregoing, our Board of Directors has the sole discretion to pay cash dividends.

                                  THE COMPANY

Overview

   We develop, produce and distribute worldwide theatrical motion pictures and television programs. Our subsidiaries include Metro-Goldwyn-Mayer Studios Inc., United Artists Corporation, United Artists Films Inc. and Orion Pictures Corporation. We are one of only seven major film and television studios worldwide. Our library contains over 4,100 theatrically released feature film titles and 8,900 television episodes, and is the largest collection of post-1948 feature films in the world. Films in our library have won nearly 200 Academy Awards, including the Best Picture Award for Annie Hall, The Apartment, The Best Years of Our Lives, Dances with Wolves, Hamlet, In the Heat of the Night, Marty, Midnight Cowboy, Platoon, Rain Man, Rocky, Silence of the Lambs, Tom Jones and West Side Story. We also have in our library 20 titles in the James Bond film franchise, five titles in the Rocky film franchise and nine titles in the Pink Panther film franchise.

   As used in this prospectus, the terms "we," "our," "us," "MGM" and "the company" refer to Metro-Goldwyn-Mayer Inc. and our subsidiaries unless the context indicates otherwise.

                              PLAN OF DISTRIBUTION

   We may sell the securities being offered hereby:

  . directly to one or more purchasers;

  . through agents;

  . to or through one or more dealers;

  . to or through one or more underwriters;

  . through one or more rights offerings to our stockholders; or

  . through a combination of any such methods of sales.

   The distribution of such securities pursuant to any prospectus supplement may occur from time to time in one or more transactions either:

  . at a fixed price or prices which may be changed;

  . at market prices prevailing at the time of sale;

  . at prices related to such prevailing market prices; or

  . at negotiated prices.

   We may enter into a standby arrangement with Tracinda Corporation and one of its affiliates pursuant to which the Tracinda group would agree to buy securities being offered hereby which are not purchased by the public.

   Offers to purchase the securities being offered hereby may be solicited directly by us or by agents designated by us from time to time. Any such agent, who may be deemed to be our "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of such securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

   If a dealer is utilized in the sale of such securities, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

   If an underwriter is, or underwriters are, utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of such shares to the public. In connection with the sale of such securities, such underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of such securities for whom they may act as agents. Underwriters may sell such shares to or though dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of such securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

   If we sell shares of common stock through one or more rights offerings, we will distribute to our stockholders, as of a record date to be determined, transferable rights to purchase common stock. The terms of such rights, including the period during which rights may be exercised, the exercise price, oversubscription privileges, if any, and subscription procedures, will be set forth in the applicable prospectus supplement. If a dealer manager is, or dealer managers are, utilized by us in connection with a rights offering, the applicable prospectus supplement will identify the dealer manager or dealer managers and describe the compensation arrangements with such dealer manager or dealer managers.

   Underwriters, dealers, agents, dealer managers, and other persons, including the Tracinda group, may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including the liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers, dealer managers and agents may engage in transactions with, or perform services for us in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, dealer managers, or other persons to solicit offers by certain institutions to purchase from us securities offered hereby pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contacts may be made may include, but are not limited to, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of such securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if such securities are also being sold to underwriters, we shall have sold to such underwriters the securities offered hereby which are not sold for delayed delivery. The underwriters, dealers, dealer managers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for such securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of such shares pursuant to such contracts.

   The anticipated date of delivery of securities offered hereby will be set forth in the applicable prospectus supplement relating to each offer.

   We intend to offer the common stock covered hereby in an underwritten public offering commencing on or about September 13, 1999, and will file a prospectus supplement with the Commission in connection with such offering.

                           DESCRIPTION OF SECURITIES

Common Stock

   Our authorized common stock consists of 500,000,000 shares of common stock. All authorized shares of common stock have a par value of $0.01 per share and are entitled to one vote per share on all matters submitted to a vote of stockholders. In the event of a liquidation, dissolution or winding up of the company, the holders of the common stock are entitled to share ratably in all assets remaining after all liabilities and the liquidation preference attributable to any outstanding preferred stock have been paid. The holders of the common stock have no pre-emptive rights or cumulative voting rights and no rights to convert their common stock into any other securities.

   As of June 30, 1999, there were outstanding 151,170,833 shares of the common stock. As of June 30, 1999, there were reserved for issuance upon the exercise of options 8,437,567 shares of the common stock, of which options for 7,775,301 shares were outstanding, 4,437,155 of which were vested and exercisable or would become vested and exercisable within 60 days.

Subscription Rights

   The following description sets forth the general terms and provisions of any subscription rights which may be issued and to which any prospectus supplement may relate. The particular terms of the subscription rights and extent, if any, to which such general provisions may not apply will be described in the prospectus supplement relating to such subscription rights.

   The subscription rights will be issued in connection with one or more rights offerings. The subscription rights will be issued without charge to our stockholders and will be transferable. The number of rights to be issued for each outstanding share of our common stock as well as the subscription price will be determined at the time of the rights offering, if any, and described in the related prospectus supplement. We anticipate that the subscription rights will be traded on the New York Stock Exchange, the exchange where our common stock is traded.

   We anticipate there will be two types of subscription privileges associated with the subscription rights. Under the basic subscription privilege, a rights holder would be entitled to purchase one share of common stock for each right held. Under the oversubscription privilege, any rights holder who exercises the basic subscription privilege for all rights held would be entitled to subscribe for additional shares of common stock at the time the basic subscription privilege is exercised. Shares will be available for the oversubscription privilege to the extent that other rights holders do not exercise their basic subscription privilege in full and will be subject to proration if necessary. In each case, the rights holder must specify the number of shares to be purchased and submit the subscription price to the subscription agent.

                                 LEGAL MATTERS

   The validity of the issuance of the securities offered hereby will be passed upon for us by Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, Los Angeles, California.

                                    EXPERTS

   The company's financial statements and schedules for the years ended December 31, 1998 and December 31, 1997 and for the period from October 11, 1996 to December 31, 1996 and for MGM Studios for the period from January 1, 1996 to October 10, 1996 incorporated by reference into this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC, in accordance with the Securities Exchange Act of 1934. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at: http://www.sec.gov.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring to our filed SEC documents. The information incorporated by reference is considered to be part of this prospectus. Information we file with the SEC after the date of this document will update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

  (1)  Our Annual Report on Form 10-K for the year ended December 31, 1998;

  (2) Our Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999;

  (3)  Our Current Report on Form 8-K dated March 16, 1999;

  (4) The description of capital stock contained in Item 1 of our Registration Statement on Form 8-A, filed with the SEC on October 14, 1997, as amended; and

  (5)  Our Proxy Statement dated June 15, 1999.

   We have also filed a Registration Statement on Form S-3 with the SEC under the Securities Act for the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about our common stock and us. The Registration Statement can be found in the SEC's public reference room or on the SEC's website referred to above, and you may request a copy of any of these filings, at no cost, by writing or calling William A. Jones, Senior Executive Vice President and Secretary of the company, at:

                            Metro-Goldwyn-Mayer Inc.
                              2500 Broadway Street
                         Santa Monica, California 90404
                                 (310) 449-3000

   You can find additional information by visiting our website at: http://www.mgm.com.

                                    PART II

                     Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution.

   The estimated expenses in connection with the issuance and distribution of the securities being registered hereby are as follows are as follows:

     Expenses                                                          Amount
     --------                                                        ----------
     SEC Registration Fee........................................... $  239,775
     NYSE Fee.......................................................    150,500
     NASD Fee.......................................................     30,500
     Printing Expenses..............................................    300,000
     Legal Fees and Expenses........................................    300,000
     Transfer Agent and Registrar Fees..............................      5,000
     Accounting Fees and Expenses...................................    100,000
     Blue Sky Fees and Expenses.....................................      3,000
     Miscellaneous Expenses.........................................    271,225
                                                                     ----------
         TOTAL......................................................  1,400,000
                                                                     ==========

Item 15. Indemnification of Officers and Directors.

   As permitted by applicable provisions of the Delaware General Corporation Law (the "DGCL"), the Registrant's Amended and Restated Certificate of Incorporation contains a provision whereunder the Registrant will indemnify each of the officers and directors of the Registrant (or their estates, if applicable), and may indemnify any employee or agent of the Registrant (or their estates, if applicable), to the fullest extent permitted by the DGCL as it exists or may in the future be amended.

   In addition, the Registrant has entered into indemnification agreements with its directors, its executive officers and certain other officers providing for indemnification by the Registrant, including under circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between the Registrant and each of the other parties thereto, thus preventing the Registrant from modifying its indemnification policy in a way that is adverse to any person who is a party to such an agreement.

   The Registrant currently maintains insurance on behalf of its officers and directors against certain liabilities that may be asserted against any such officer or director in his or her capacity as such, subject to certain customary exclusions. The amount of such insurance is deemed by the Board of Directors to be adequate to cover such liabilities.

Item 16. Exhibits.

   See Exhibit Index attached hereto on page II-5 and incorporated herein by reference.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

   (a)(1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in the paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

   (i)(1) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (a) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        Signatures and Power of Attorney

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, California, on September 8, 1999.

                                          METRO-GOLDWYN-MAYER INC.

                                          By:
                                                          *
                                            -----------------------------------
                                                     Alex Yemenidjian
                                           Chairman of the Board of Directors
                                               and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signatures                           Title                         Date
----------                           -----                         ----
                 *                   Chairman of the Board of      September 8, 1999
____________________________________  Directors and Chief
         Alex Yemenidjian             Executive Officer
                                      (Principal Executive
                                      Officer)


                 *                   Vice Chairman, Chief          September 8, 1999
____________________________________  Operating Officer and
        Christopher McGurk            Director

        /s/ Daniel J. Taylor         Chief Financial Officer       September 8, 1999
____________________________________  (Principal Financial and
          Daniel J. Taylor            Accounting Officer)

                 *                   Director                      September 8, 1999
____________________________________
            James Aljian

                 *                   Director                      September 8, 1999
____________________________________
        Francis Ford Coppola

                 *                   Director                      September 8, 1999
____________________________________
          Willie D. Davis

                 *                   Director                      September 8, 1999
____________________________________
       Alexander M. Haig, Jr.


Signatures                           Title                         Date
----------                           -----                         ----
                 *                   Director                      September 8, 1999
____________________________________
           Kirk Kerkorian


                 *                   Director                      September 8, 1999
____________________________________
          Frank G. Mancuso

                 *                   Director                      September 8, 1999
____________________________________
           Jerome B. York

*By:

   /s/ Daniel J. Taylor
-------------------------------

     Daniel J. Taylor

     Attorney-In-Fact

                                 Exhibit Index

  Exhibit
  Number                               Description
  -------                              -----------
  2.1(/2/) Stock Purchase Agreement, dated as of July 16, 1996, by and among the Company, Consortium de Realisation ("CDR"), MGM Holdings
            Corporation, MGM Group Holdings Corporation and MGM Studios (f/k/a
            Metro-Goldwyn-Mayer)*

  2.2(/2/) Stock Purchase Agreement, dated as of May 2, 1997, by and among the Company, Orion and Metromedia International Group, Inc. ("MIG")*

  2.3(/2/) Agreement and Plan of Merger, dated as of January 31, 1996, by and among MIG, SAC Merger Corp. and the Samuel Goldwyn Company (the
            "Goldwyn Merger Agreement")*

  2.4(/2/) Amendment No. 1 to the Goldwyn Merger Agreement dated as of May 29,
            1996

  2.5(/2/) Amended and Restated Plan of Merger, dated as of May 17, 1996, between MIG, MPCA Merger Corp., Bradley Krevoy, Steven Stabler and the Motion Picture Corporation of America*

  3.1(/2/) Amended and Restated Certificate of Incorporation of the Company

  3.2(/2/) Amended and Restated Bylaws of the Company

  3.3(/4/) Certificate of Amendment to the Amended and Restated Certificate of
            Incorporation of the Company

  5.1(/1/) Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil &
            Shapiro, LLP

 10.1(/3/) Employment Agreement, dated as of April 28, 1999, between the
            Company and Alex Yemenidjian.

 10.2(/3/) Employment Agreement, dated as of April 28, 1999, between the
            Company and Christopher J. McGurk.

 10.3(/3/) Letter Agreement, dated April 28, 1999, between the Company and
            Christopher J. McGurk.

 10.4(/3/) Indemnification Agreement, dated as of April 28, 1999, by and between the Company and Christopher McGurk.

 23.1(/1/) Consent of Arthur Andersen LLP

 23.2      Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil &
            Shapiro, LLP (included in their opinion filed as Exhibit 5.1)

 24(/1/)   Power of Attorney (included on the signature page hereto)

--------
 * Filed without Schedules.

(1) Filed herewith.

(2) Filed as an exhibit to the Company's Registration Statement on Form S-1, as amended (File No. 333-35411) and incorporated herein by reference.

(3) Filed previously.

(4) Incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-8 (File No. 333-83823), as filed with the Commission on July 27, 1999.